EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Verso Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-74258, 333-74264, 333-59372, 333-92337, 333-85107, 333-80501, 333-26015, 333-66292, 333-45028, and 333-108613) on Forms S-8 and S-3 of Verso Technologies, Inc. and subsidiaries of our report dated February 27, 2004, except as to note 5 which is as of March 16, 2005, with respect to the consolidated balance sheet of Verso Technologies, Inc. and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2003, which reports appear in the December 31, 2004 annual report on Form 10-K of Verso Technologies, Inc.

As discussed in note 2 to the consolidated financial statements, Verso Technologies, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” in 2002.

/s/ KPMG LLP

Atlanta, Georgia
March 25, 2005